UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2026

AMCOR PLC

(Exact name of registrant as specified in its charter)

Jersey	001-38932	98-1455367
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

83 Tower Road North
Warmley, Bristol
United Kingdom	BS30 8XP
(Address of principal executive offices)	(Zip Code)

+44 117 9753200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.05 per share	AMCR	New York Stock Exchange
1.125% Guaranteed Senior Notes Due 2027	AUKF/27	New York Stock Exchange
5.450% Guaranteed Senior Notes Due 2029	AMCR/29	New York Stock Exchange
3.200% Guaranteed Senior Notes Due 2029	AUKF/29	New York Stock Exchange
3.950% Guaranteed Senior Notes Due 2032	AMCR/32	New York Stock Exchange
3.750% Guaranteed Senior Notes Due 2033	AUKF/33	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

On January 14, 2026, Amcor plc (“Amcor”) filed an amendment to its memorandum of association to effect the 1-for-5 reverse stock split previously approved by Amcor shareholders at its annual general meeting of shareholders held on November 6, 2025.

As a result of the filing of the amendment, which amended and restated paragraph 6 of the memorandum, every five ordinary shares of Amcor issued and outstanding or held as treasury shares have been automatically combined into one Amcor ordinary share. This reduced the number of outstanding ordinary shares from approximately 2.3 billion to approximately 461 million. Amcor’s CHESS Depositary Interests (“CDIs”) have also been consolidated on a 1-for-5 basis such that one CDI continues to represent an interest in one Amcor ordinary share following the reverse stock split. Concurrently with the reverse stock split, the amendment to Amcor’s memorandum of association also proportionately reduced the number of Amcor’s ordinary shares authorized for issuance and increased the par value of Amcor’s ordinary shares to $0.05 per share. Additionally, the amendment to Amcor’s memorandum of association proportionately reduced the number of Amcor’s authorized and unissued preferred shares and increased the par value of Amcor’s preferred shares to $0.05 per share for consistency with the changes to ordinary shares; there are no preferred shares issued and outstanding.

The foregoing summary of the amendment to Amcor’s memorandum of association is qualified in its entirety by reference to the full text of Amcor’s memorandum of association that includes the amended and restated paragraph 6 therein, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

On January 15, 2026, Amcor ordinary shares began trading on the New York Stock Exchange (under the symbol “AMCR”) on a split-adjusted basis under a new CUSIP number, which is G0250X 149. CDIs also began trading on the Australian Stock Exchange (under the symbol “AMC”) on a split-adjusted basis.

No fractional shares were issued in connection with the reverse stock split. Shareholders of record otherwise entitled to receive a fractional share as a result of the reverse stock split are to receive a cash payment in lieu of such fractional shares. Equity-based awards as issued under Amcor incentive plans have been proportionately adjusted.

Additional information concerning the reverse stock split can be found in Amcor’s definitive proxy statement filed with the Securities and Exchange Commission on September 23, 2025.

On January 15, 2026, Amcor issued a press release announcing the completion of the reverse stock split. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by Item 5.03 of Form 8-K, the information contained in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Index
Exhibit No.	Description
3.1	Amended Memorandum of Association of Amcor plc, dated January 14, 2026
99.1	Press Release of Amcor plc, dated January 15, 2026
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCOR PLC

Date	January 15, 2026	/s/ Damien Clayton
		Name:	Damien Clayton
		Title:	Company Secretary